EX-99.d.4

EXECUTION COPY

AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT (this “Amendment”) is made by and between DELAWARE MANAGEMENT COMPANY, a series of NOMURA INVESTMENT MANAGEMENT BUSINESS TRUST (the “Investment Manager”) and NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, the Investment Manager and Sub-Adviser are parties to that certain Sub-Advisory Agreement dated as of April 30, 2026 (the “Agreement”), pursuant to which the Sub-Adviser agrees to provide investment advisory and other services with respect to certain Funds noted in the Agreement; and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
2.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B. attached hereto.
3.	Miscellaneous:
a.	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.
b.	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.
c.	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers and duly attested as of the 12th day of June, 2026.

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC.

By:	/s/ David Crall
Name:	David Crall
Title:	Chief Executive Officer and Chief Investment Officer

DELAWARE MANAGEMENT COMPANY,

a series of NOMURA INVESTMENT MANAGEMENT BUSINESS TRUST

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President

Agreed to and accepted as of the day and year first above written:

IVY FUNDS

on behalf of Nomura Asset Strategy Fund, Nomura Balanced Fund, Nomura Global Bond Fund and Nomura High Income Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP INCOME FUNDS

on behalf of Nomura Corporate Bond Fund and Nomura Extended Duration Bond Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP ADVISER FUNDS

on behalf of Nomura Diversified Income Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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DELAWARE POOLED TRUST

on behalf of Nomura Global Listed Real Assets Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

on behalf of Nomura Limited-Term Diversified Income Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP GOVERNMENT FUND

on behalf of Nomura Strategic Income Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE GROUP EQUITY FUNDS V

on behalf of Nomura Wealth Builder Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VARIABLE INSURANCE PORTFOLIOS

on behalf of Nomura VIP Asset Strategy Series, Nomura VIP Balanced Series, Nomura VIP Corporate Bond Series, Nomura VIP High Income Series and Nomura VIP Limited-Term Bond

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

DELAWARE VIP TRUST

on behalf of Nomura VIP Fund for Income Series, Nomura VIP Investment Grade Series, Nomura VIP Limited Duration Bond Series and Nomura VIP Total Return Series

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

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SCHEDULE A

TO

SUB-ADVISORY AGREEMENT

FUNDS

Ivy Funds

Nomura Asset Strategy Fund

Nomura Balanced Fund

Nomura Global Bond Fund

Nomura High Income Fund

Delaware Group Income Funds

Nomura Corporate Bond Fund

Nomura Extended Duration Bond Fund

Delaware Group Adviser Funds

Nomura Diversified Income Fund

Delaware Pooled Trust

Nomura Global Listed Real Assets Fund

Delaware Group Limited-Term Government Funds

Nomura Limited-Term Diversified Income Fund

Delaware Group Government Fund

Nomura Strategic Income Fund

Delaware Group Equity Funds V

Nomura Wealth Builder Fund

Ivy Variable Insurance Portfolios

Nomura VIP Asset Strategy Series

Nomura VIP Balanced Series

Nomura VIP Corporate Bond Series

Nomura VIP High Income Series

Nomura VIP Limited-Term Bond Series

Delaware VIP Trust

Nomura VIP Fund for Income Series

Nomura VIP Investment Grade Series

Nomura VIP Limited Duration Bond Series

Nomura VIP Total Return Series

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SCHEDULE B

TO

SUB-ADVISORY AGREEMENT

FEE SCHEDULE

The compensation payable to Sub-Adviser for its services hereunder, pursuant to Paragraph 4 of the Sub-Advisory Agreement, shall be calculated and paid as follows in regards to the Funds:

The total fee will be the sum of the following percentage (on an annual basis) of all or a portion of the average daily net assets within the Funds (as set forth in the chart below):

FUND	EFFECTIVE DATE	INVESTMENT MANAGEMENT FEE
Ivy Funds - Nomura Asset Strategy Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Funds - Nomura Balanced Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Funds - Nomura Global Bond Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Funds - Nomura High Income Fund	April 30, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Group Income Funds - Nomura Corporate Bond Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Group Income Funds - Nomura Extended Duration Bond Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Group Adviser Funds - Nomura Diversified Income Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Pooled Trust - Nomura Global Listed Real Assets Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Group Limited-Term Government Funds - Nomura Limited-Tenn Diversified Income Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware Group Government Fund - Nomura Strategic Income Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser

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Delaware Group Equity Funds V - Nomura Wealth Builder Fund	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Variable Insurance Portfolios - Nomura VIP Asset Strategy Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Variable Insurance Portfolios - Nomura VIP Balanced Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Variable Insurance Portfolios - Nomura VIP Corporate Bond Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Variable Insurance Portfolios - Nomura VIP High Income Series	April 30, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Ivy Variable Insurance Portfolios - Nomura VIP Limited-Term Bond Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware VIP Trust - Nomura VIP Fund for Income Series	April 30, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware VIP Trust - Nomura VIP Investment Grade Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware VIP Trust - Nomura VIP Limited Duration Bond Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser
Delaware VIP Trust - Nomura VIP Total Return Series	June 12, 2026	0.30% on the portion of the assets managed by the Sub-Adviser

The fee shall be payable on the Funds’ average daily net assets monthly to the Sub-Adviser on or before the fifteenth (15th) day of the next succeeding calendar month, subject to Investment Manager receiving an invoice from Sub-Adviser within the timeframe described below. If this Amendment becomes effective or terminates before the end of any month, the sub-advisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

Each month, the Investment Manager will provide the Sub-Adviser with a worksheet that sets forth its computation of such sub-advisory fee on or before the fifth (5th) day of the relevant month in order for the Sub-Adviser to validate the computation and generate an invoice that is sent back to the Investment Manager by the tenth (10th) day of the relevant month. Payment shall be made by wire transfer, ACH or other electronic means agreed to by the Parties.

Billing contact- Krista Briddes - krista.briddes@nomura.com

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